           As filed with the Securities and Exchange Commission on July 20, 2001
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                --------------
                          NATUS MEDICAL INCORPORATED
            (Exact name of Registrant as specified in its charter)
                                --------------

            Delaware                                                      77-154833
   (State or other jurisdiction of                                    (I.R.S. Employer
    incorporation or organization)                                  Identification Number)

                             1501 Industrial Road
                          San Carlos, CA  94070-4111
                                (650) 802-0400
(Address, including zip code, of Registrant's principal executive offices)

                                --------------

                            1991 Stock Option Plan
                            2000 Stock Option Plan
                      2000 Supplemental Stock Option Plan
                           2000 Director Option Plan
                       2000 Employee Stock Purchase Plan
                           (Full title of the plan)
                                --------------

                             WILLIAM H. LAWRENSON
                            Chief Financial Officer
                             1501 Industrial Road
                          San Carlos, CA  94070-4111
                                (650) 802-0400
(Name, address, and telephone number, including area code, of agent for service)

                                  Copies to:
                                ROBERT P. LATTA
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300
                                --------------

                                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                       Proposed Maximum      Proposed Maximum
Title of Each Class of Securities      Amount to be     Offering  Price     Aggregate Offering         Amount of
      to be Registered                 Registered(1)      Per Share               Price            Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:
 To be issued under the
 1991 Stock Option Plan (2)......    1,304,350 shares       $ 2.38            $ 3,104,353.00           $  776.09
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:
 To be issued under the
 2000 Stock Option Plan (3).....     3,000,000 shares       $11.00            $33,000,000.00          $ 8250.00
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:
 To be issued under the
 2000 Supplemental Stock Option
 Plan (4).......................       350,000 shares       $ 6.25            $ 2,187,500.00          $  546.88
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:
 To be issued under the
 2000 Director Option
 Plan (3).......................       500,000 shares       $11.00            $ 5,500,000.00          $ 1375.00
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:
 To be issued under the
 2000 Employee Stock Purchase
 Plan (5).......................     1,650,000 shares       $ 9.35            $15,427,500.00          $3,856.88
===================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1991 Stock Option Plan, 2000 Stock Option Plan, 2000 Supplemental Stock Option Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share represents the weighted average exercise price of $2.38 per share of options outstanding as of the date hereof totaling 1,304,350 shares.

(3) Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high ($12) and low ($10) proposed offering price to the public of a share of Common Stock of the Company as set forth in an amendment to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 18, 2001.

(4) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share represents the weighted average exercise price of $6.25 per share of options outstanding as of the date hereof totaling 350,000 shares.

(5) The exercise price of $9.35 per share, computed in accordance with Rule 457(c) and (h), is 85% of the average of the high ($12) and low ($10) proposed offering price to the public of a share of Common Stock of the Company as set forth in an amendment to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 18, 2001. Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the start date of the offering period or at the end of the purchase period.
===============================================================================

PART II:    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

      Natus Medical Incorporated hereby incorporates by reference in this registration statement the following documents:

      1. The Registrant's prospectus that forms a part of its Registration Statement on Form S-1 (file No. 333-44138), as amended; and

      2. The description of the common stock contained in the Registrant's Registration Statement on Form 8-A filed on July 17, 2001 under the Securities Exchange Act of 1934, as amended, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

     The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7. Exemption From Registration Claimed
        -----------------------------------

        Not applicable.

Item 8. Exhibits
        --------


   Exhibit
   Number                             Documents
   -------                            ---------
    4.1*      Natus Medical Incorporated 1991 Stock Option Plan

    4.1.1*    Form of Option Agreement under the 1991 Stock Option Plan

    4.2*      Natus Medical Incorporated 2000 Stock Option Plan

    4.2.1*    Form of Option Agreement under the 2000 Stock Option Plan

    4.3*      Natus Medical Incorporated 2000 Supplemental Stock Option Plan

    4.3.1*    Form of Option Agreement under the 2000 Supplemental Stock Option
                Plan

    4.4*      Natus Medical Incorporated 2000 Director Option Plan

    4.4.1*    Form of Option Agreement under the 2000 Director Option Plan

    4.5       Natus Medical Incorporated 2000 Employee Stock Purchase Plan

    4.5.1     Form of Subscription Agreement under the 2000 Employee Stock
                Purchase Plan

    5.1       Opinion of counsel as to legality of securities being registered

    23.1      Consent of Counsel (contained in Exhibit 5.1)

    23.2      Independent Auditors' Consent

    24.1      Power of Attorney (see page II-7)

-------------
* Incorporated by reference to the Exhibits filed with Natus Medical Incorporated's Registration Statement on Form S-1 (Registration No. 333-44138) as declared effective by the Securities and Exchange Commission on July 19, 2001.


Item 9.  Undertakings
         ------------

     (a) Rule 415 offering.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 20th day of July, 2001.

                                    NATUS MEDICAL INCORPORATED

                                    By:  /s/ William H. Lawrenson
                                         ------------------------
                                         William H. Lawrenson
                                         Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tim C. Johnson and William H. Lawrenson, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                  Title                          Date
------------------------------------------  ---------------------------------       ----------------
/s/ Tim C. Johnson                          President, Chief Executive Officer,        July 20, 2001
------------------------------------------  Chief Operating Officer, Secretary
Tim C. Johnson                              and Director (Principal Executive
                                            Officer)

/s/ William H. Lawrenson                    Vice President, Finance and Chief          July 20, 2001
------------------------------------------  Financial Officer (Principal
William H. Lawrenson                        Accounting Officer)

/s/ William New, Jr.                        Director                                   July 20, 2001
------------------------------------------
William New, Jr.

/s/ James J. Bochnowski                     Director                                   July 20, 2001
------------------------------------------
James J. Bochnowski

/s/ William M. Moore                        Director                                   July 20, 2001
------------------------------------------
William M. Moore

/s/ David Nierenberg                        Director                                   July 20, 2001
------------------------------------------
David Nierenberg

                           NATUS MEDICAL INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

                               INDEX TO EXHIBITS


  Exhibit
  Number                       Documents
 --------                      ---------
   4.1*      Natus Medical Incorporated 1991 Stock Option

   4.1.1*    Form of Option Agreement under the 1991 Stock Option Plan

   4.2*      Natus Medical Incorporated 2000 Stock Option Plan

   4.2.1*    Form of Option Agreement under the 2000 Stock Option Plan

   4.3*      Natus Medical Incorporated 2000 Supplemental Stock Option Plan

   4.3.1*    Form of Option Agreement under the 2000 Supplemental Stock Option
               Plan

   4.4*      Natus Medical Incorporated 2000 Director Option Plan

   4.4.1*    Form of Option Agreement under the 2000 Director Option Plan

   4.5       Natus Medical Incorporated 2000 Employee Stock Purchase Plan

   4.5.1     Form of Subscription Agreement under the 2000 Employee Stock
               Purchase Plan

   5.1       Opinion of counsel as to legality of securities being registered

   23.1      Consent of Counsel (contained in Exhibit 5.1)

   23.2      Independent Auditors' Consent

   24.1      Power of Attorney (see page II-7)

------------
* Incorporated by reference to the Exhibits filed with Natus Medical Incorporated's Registration Statement on Form S-1 (Registration No. 333-44138) as declared effective by the Securities and Exchange Commission on July 19, 2001.